SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


 Date of Report (Date of earliest event reported)................August 8, 1997


                        SOUTH BRANCH VALLEY BANCORP, INC.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



    West Virginia                    0-16587                     55-0672148
 ------------------------------------------------------------------------------
  (State of other                 (Commission                 (I.R.S. Employer
  jurisdiction File Number)      Identification No.)          of incorporation)




             310 North Main Street, Moorefield,  West Virginia 26836
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)




       Registrant's telephone number, including area code (304) 538-2353
                                                         ----------------

ITEM 5.  OTHER EVENTS

      On August 8, 1997, South Branch Valley Bancorp, Inc. ("South Branch") signed a definitive agreement (the "Agreement") with Capital State Bank, Inc. ("Capital State Bank"), a state banking corporation located at 2402 Mountaineer Boulevard, South Charleston, West Virginia 25309. Under the terms of the agreement, South Branch will exchange one share of South Branch stock for 3.95 shares of Capital State Bank stock. South Branch anticipates a merger transaction whereby Capital State Bank will become a free standing subsidiary of South Branch. The offer to exchange stock of South Branch for all of the issued and outstanding shares of Capital State is subject to approval by the respective shareholders of each institution and is also subject to regulatory approval.

      The offer is subject to customary conditions including the following: (i) compliance with all applicable federal and state banking and securities laws and regulations and receipt of all required approval from federal and state regulatory authority, (ii) the completion by both South Branch and Capital State of full due diligence reviews to their individual satisfaction; (iii) receipt of a fairness opinion in a form reasonably required by Capital State to the effect that the proposed transaction is fair from a financial point of view to Capital State and its shareholders; (iv) the merger must qualify for a tax-free exchange of shares by the Capital State shareholders; (v) approval of the transaction by the shareholders of both South Branch and Capital State; (vi) there shall have been no material adverse change in the business or financial condition of Capital State or South Branch from that shown on their March 31, 1997 unaudited financial information (vii) approval of the proposal by South Branch's shareholders to increase the authorized shares to accomplish the proposed transaction; (viii) the designation by Capital State of three individuals acceptable to South Branch to serve on the Board of Directors of South Branch, one in each of the three classes of South Branch's staggered board; and (ix) other customary terms and conditions.

      The Agreement is attached to and hereby made a part of this filing.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                          SOUTH BRANCH VALLEY BANCORP, INC.


    August 8, 1997                           /s/ H. Charles Maddy, III
--------------------------------           --------------------------------
              Date                         By:    H. Charles Maddy, III
                                           Its:   President

      The original statement shall be signed by each person on whose behalf the statement is filed on his authorized representative. If the statement is signed on behalf of a person by his authorized representative (other than an executive officer or general partner of this filing person), evidence of the representative's authority to sign on behalf of such person shall be filed with the statement, provided, however, that a power of attorney for this purpose which is already on file with the Commission may be incorporated by reference. The name and any title of each person who signs the statement shall be typed or printed beneath his signature.

                         PURSUANT TO RULE 601/EXHIBIT 2

                          AGREEMENT AND PLAN OF MERGER




                                 August 6, 1997


                                      Among


                            CAPITAL STATE BANK, INC.



                        SOUTH BRANCH VALLEY BANCORP, INC.


                                       and


                              CAPITAL INTERIM BANK

                                TABLE OF CONTENTS


AGREEMENT AND PLAN OF MERGER.................................................1

ARTICLE I....................................................................2
      PLAN OF MERGER.........................................................2
      1.1   Parties to Merger and Surviving Bank.............................2
      1.2   Terms of Merger..................................................2
      1.3   Effect of Merger.................................................3
      1.4   Consideration....................................................3
      1.5   Exchange of Shares...............................................4
      1.6   Articles of Incorporation and Bylaws of Surviving Bank...........5
      1.7   Additional Requirements..........................................5

ARTICLE II...................................................................5
      REPRESENTATIONS AND WARRANTIES.........................................5
      2.1   Representations   and  Warranties  of  South  Branch  and  Capital
            Interim Bank.....................................................5
            Organization.....................................................5
            Authority........................................................6
            Financial Statements.............................................6
            Applications.....................................................6
            Authority to Exchange Shares.....................................7
            Registered Bank Holding Company..................................7
            Absence of Certain Changes.......................................7
            Litigation.......................................................8
            Absence of Undisclosed or Contingent Liabilities.................8
            No Adverse Event.................................................8
            SEC Reports......................................................9
            Capitalization...................................................9
            Registration.....................................................9
            Title to Properties..............................................9
            Taxes ..........................................................10
            Subsidiary of South Branch......................................10
            ERISA ..........................................................10
            Absence of Defaults and Violation...............................11
            Other Transactions..............................................11
            Environmental Concerns..........................................12
            Matters Relevant to Tax Treatment...............................13
      2.2.  Representation and Warranties of Capital State..................15
            Organization....................................................15
            Authority of Capital State......................................15
            Capital Stock of Capital State..................................16
            Absence of Certain Changes......................................16

            Taxes ..........................................................18
            Litigation, Etc.................................................19
            Absence of Defaults and Violations..............................19
            Absence  of  Undisclosed  Assets  and  of  Undisclosed  Contingent
                  Liabilities...............................................19
            Financial Statements............................................20
            Real Property...................................................20
            No Adverse Event................................................20
            Material Contracts..............................................20
            ERISA ..........................................................21
            Regulatory Reports..............................................21
            Environmental Concerns..........................................21

ARTICLE III.................................................................23
      ADDITIONAL AGREEMENTS.................................................23
      3.1   Approval of Capital State Shareholders..........................23
      3.2   Approval of South Branch Shareholders and
                  Sole Shareholder of Capital Interim Bank..................23
      3.3   Rights of Dissenting Stockholders...............................23
      3.4   Regulatory Approval.............................................23
      3.5   Conduct of Business by Capital State Until Closing..............24
      3.6   Conduct of Business by South Branch Until Closing...............27
      3.7   Proxy Statement.................................................28
      3.8   Board of Directors and Executive Committee......................29
      3.9   Employment  Agreement of Capital State President................29

ARTICLE IV..................................................................30
      CONDITIONS............................................................30
      4.1   Conditions to Obligations of All Parties........................30
            Shareholder Approval of Transaction.............................30
            Capital Interim Bank............................................30
            Absence of Restraint............................................30
            Governmental Approvals..........................................30
            Compliance   with   Representations,   Warranties  and  Additional
                  Agreements................................................31
            Securities Law Compliance.......................................31
            Confidentiality.................................................31
      4.2   Additional Conditions to Obligations of South Branch............32
            Counsel's Opinion...............................................32
            Affiliates Agreements...........................................33
            Due Diligence...................................................33
            South Branch Satisfaction with Loan Loss Reserve, Provision of  Charge-Offs,  Funding of Benefits Other Reserve  Accounts,
                  etc.......................................................34
            Increase in Number of Shares....................................34

      4.3   Additional Conditions to Obligations of Capital State...........34
            Tax Opinion.....................................................35
            Due Diligence...................................................36
            Fairness Opinion................................................36

ARTICLE V...................................................................37
      CLOSING...............................................................37
      5.1   Closing.........................................................37

ARTICLE VI..................................................................37
      MISCELLANEOUS.........................................................37
      6.1   Termination.....................................................37
      6.2   Expenses........................................................38
      6.3   Survival of Provisions..........................................38
      6.4   Individual Directors of Capital State...........................39
      6.5   Amendment.......................................................39
      6.6   Assignability...................................................40
      6.7   Notices.........................................................40
      6.8    Entire Agreement...............................................40
      6.9    Counterparts...................................................41
      6.10   Governing Law..................................................41
      6.11  Invalid Provisions..............................................41
      6.12   Headings and Subheadings.......................................41
      6.13  Third-Party Beneficiaries.......................................41

EXHIBIT LIST................................................................43
      EXHIBIT A
            SOUTH BRANCH VALLEY BANCORP, INC.
                  REQUIRED DISCLOSURES
      EXHIBIT B
            ADOPTION AGREEMENT
      EXHIBIT C
            CAPITAL STATE BANK, INC. REQUIRED DISCLOSURES
      EXHIBIT D
            AFFILIATE'S AGREEMENT

                          AGREEMENT AND PLAN OF MERGER


            THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of this 6th day of August, 1997, among CAPITAL STATE BANK, INC., a West Virginia banking corporation ("Capital State"); SOUTH BRANCH VALLEY BANCORP, INC., a West Virginia bank holding company, ("South Branch") and CAPITAL INTERIM BANK, a West Virginia banking corporation to be formed as a wholly-owned subsidiary of South Branch.


            WHEREAS, Capital State is a West Virginia state banking institution organized and existing under the laws of the State of West Virginia with its principal office in South Charleston, West Virginia;

            WHEREAS, Capital Interim Bank will be organized as a West Virginia banking institution with its principal office located in Charleston, West Virginia;

            WHEREAS, South Branch is a West Virginia corporation with its principal office located in Moorefield, West Virginia, and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended;

            WHEREAS, the parties hereto desire to accomplish the merger of Capital State into Capital Interim Bank with Capital Interim Bank surviving and operating under the name "Capital
State Bank, Inc." (the "Merger");

            WHEREAS, shareholders of Capital State will receive one (1) share of South Branch common stock ("South Branch stock") for each 3.95 shares of Capital State common stock ("Capital State stock") they own as consideration for the Merger; provided, however that no fractional shares of South Branch stock will be issued and in lieu thereof Capital State shareholders will receive cash consideration as provided herein;

            WHEREAS, Capital State has authorized capital of $1,200,000, divided into 1,200,000 shares of common stock of $1.00 par value, of which 1,200,000 are issued and outstanding, resulting in a capital account of $11,168,517, with surplus of $10,398,528 and undivided profits of ($355,652), and net unrealized gain or loss on securities of ($96,968) as of March 31, 1997;

            WHEREAS, for federal income tax purposes, the transactions are intended to be treated as a tax free reorganization under Internal Revenue Code ss.368(a)(2)(D).

            NOW, THEREFORE, for and in consideration of the premises and the representations, warranties, covenants and agreements contained herein, South Branch and Capital State do represent, warrant, covenant and agree (and Capital Interim Bank will represent, warrant, covenant and agree) as follows:


                                    ARTICLE I
                                    ---------
                                 PLAN OF MERGER
                                 --------------

            1.1 Parties to Merger and Surviving Bank. The parties to the Plan of
                ------------------------------------
Merger are Capital State Bank, Inc. and Capital Interim Bank. Capital State shall merge with and into Capital Interim Bank under the charter of the latter, pursuant to the laws of West Virginia and the United States. At the time of the Merger, Capital State will cease to exist and Capital Interim Bank will be the Surviving Bank. The name of the Surviving Bank shall be "Capital State Bank, Inc." and its principal office will be in South Charleston, West Virginia.

            1.2 Terms of Merger.  The terms and conditions of the Merger are set
                ---------------
forth in this Agreement. Upon satisfaction of all of the terms and conditions set forth herein, the Merger shall be effective upon the date (the "Merger Effective Date") so indicated by the West Virginia Secretary of State ("Secretary of State").

            1.3 Effect of Merger.  Upon consummation,  the Merger shall have the
                ----------------
following effects:
                  (a) The Surviving Bank will, upon the time of the Merger and thereafter, possess all of the rights, privileges, immunities and franchises, of Capital Interim Bank and Capital
State Bank, Inc.

                  (b) All property, real, personal and mixed, and all debts due in whatever amount, and all other choses in action, and all other interests belonging to or due to Capital Interim Bank and Capital State will be taken and deemed to be transferred to and vested in Capital Interim Bank as the Surviving Bank and all property, real, personal and mixed, and all debts due in whatever amount, and all other choses in action, and all other interests belonging to or due to Capital Interim Bank and Capital State shall remain in the Surviving Bank without further act, and the title to any real estate, or any interest therein, vested in Capital State shall not revert or be in any way impaired by reason of the Merger.

                  (c) The Surviving Bank will be responsible and liable for all of the liabilities and obligations of Capital Interim Bank and Capital State, respectively, and neither the rights of creditors nor liens upon the property of Capital State shall be impaired by the Merger, including, but not limited to, any liability of Capital State arising under its bylaws or the applicable laws of West Virginia in connection with the indemnification of directors and officers of Capital State arising at any time prior to the Merger Effective Date.

                  (d) The Surviving Bank will have a capital stock account equal to $1,200,000, divided into 1,200,000 shares of common stock of $1.00 par value, all of which will be issued, with a surplus of $10,398,528 and undivided profits of ($355,652) and net unrealized gain or loss of securities on ($96,968), such capital account to be adjusted to account for earnings between March 31, 1997 and the Merger Effective Date.

            1.4 Consideration.  As consideration for the Merger, shareholders of
                -------------
Capital State, who do not dissent to this transaction will be entitled to receive one (1) share of South Branch stock for each 3.95 shares of Capital State stock they own (the "Merger
Consideration.")

            No fractional shares of South Branch stock will be issued and in lieu thereof, Capital State shareholders will be entitled to receive cash based upon the $43.50 per share for South Branch stock, without interest. If, on or after the date hereof, and prior to the Merger, the outstanding shares of South Branch stock are changed into a different number or class by virtue of any reclassification, split, stock dividend or similar event, then the exchange ratio provided herein will be adjusted proportionately. The issuance of South Branch stock for other corporate purposes, as contemplated in Section 2.1(l), will not result in an adjustment to the exchange ratio. From and after the date of the Merger, the holders of certificates representing Capital State shares shall cease to have any rights with respect to such shares (except dissenters' rights) and such shares will thereafter be deemed canceled and void. The sole rights of such shareholders (excluding dissenters' rights) will be to receive the Merger Consideration.

            1.5 Exchange of Shares. Except for any shares of Capital State as to
                ------------------
which dissenters' rights are exercised pursuant to the West Virginia Corporation Act, ss. 31-1-122 (the "West Virginia Appraisal Statute"), each holder of certificates representing shares of the stock of Capital State will, upon the surrender to South Branch, or its agent, of such certificates in proper form, be entitled to receive a certificate or certificates representing the number of whole shares of the common stock of South Branch into which the surrendered certificates shall have been converted by reason of the Merger. Until surrendered for exchange, each outstanding certificate of Capital State submitted for exchange for South Branch stock shall be deemed for all corporate purposes to evidence the ownership of the full shares of stock of South Branch into which such shares have been converted by reason of the Merger. Until a Capital State shareholder's outstanding certificates have been surrendered, South Branch may, at its sole discretion, withhold, with respect to such Capital State shareholder, as applicable (i) the certificates representing the shares of its stock into which such Capital State shares are converted by reason of the Merger; and (ii) the distribution of any and all dividends and payment for fractional shares with respect to the stock of South Branch to which the Capital State shareholder is entitled. Upon the delivery to South Branch of the outstanding Capital State certificates by a Capital State shareholder, there will be delivered to the record holder thereof (i) the certificate representing the shares of the stock of South Branch to which the exchanging Capital State holder is entitled, (ii) any dividends and (iii) any payment for fractional shares, all without interest.

            1.6 Articles of Incorporation and Bylaws of Surviving Bank. Upon the
                ------------------------------------------------------
Merger being consummated, the Articles of Incorporation of Capital Interim Bank will be the Articles of Incorporation of the Surviving Bank and the Bylaws of Capital Interim Bank shall be the Bylaws of the Surviving Bank until altered, amended or repealed in accordance with their provisions and applicable law. The Surviving Bank will be a state chartered banking corporation.

            1.7  Additional  Requirements.  If at any time,  the Surviving  Bank
                 ------------------------
shall consider or be advised that any further assignments, conveyances or assurances are necessary or desirable to vest, perfect or conform in the Surviving Bank the title to any property or rights of Capital State or are otherwise necessary to carry out the provisions of the Plan of Merger and this Agreement, the proper officers and directors of Capital State as of the Merger Effective Date, and thereafter, the officers of the Surviving Bank, will execute and deliver any and all property assignments, conveyances, assurances, and other instruments to vest, perfect or confirm title to any such property or rights in the Surviving Bank and otherwise carry out the provisions of this Agreement.


                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

            2.1  Representations  and  Warranties  of South  Branch and  Capital
                 ---------------------------------------------------------------
Interim Bank.  Unless  disclosed in Exhibit A hereto or previously  disclosed in
------------
writing to Capital State, as of the date of this Agreement, and as of the date of the consummation of the transactions contemplated herein, South Branch represents and warrants, as of the date hereof, and Capital Interim Bank will represent and warrant as of the date it executes the Adoption Agreement contained in Exhibit B hereto, and as of the date of consummation of the transactions contemplated herein, the following to Capital State:

                  (a) Organization.  South Branch is a West Virginia corporation
                      ------------
duly organized, validly existing and in good standing under the laws of the State of West Virginia. South Branch has the requisite corporate power and authority to own and lease its properties and to conduct its business as currently conducted and as currently contemplated to be conducted. South Branch shall cause Capital Interim Bank to be to be formed, and as of the date of its execution of the Adoption Agreement, it will be a duly organized, validly existing West Virginia banking corporation in good standing under the laws of the State of West Virginia.

                  (b) Authority.  South Branch has and Capital Interim Bank will
                      ---------
have, the power to enter into this Agreement and to consummate the transactions contemplated herein. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of South Branch and will be so authorized by the Board of Directors of Capital Interim Bank. South Branch, as sole shareholder of Capital Interim Bank, will vote all shares of Capital Interim Bank in favor of the Merger and the transactions contemplated herein. Upon its execution and delivery, this Agreement constitutes the valid and legally binding obligation of South Branch and will constitute the valid and legally binding obligation of Capital Interim Bank upon execution of the Adoption Agreement. Subject to obtaining the permits, approvals, consents and authorizations set forth in
Article IV hereto, the execution and delivery of this Agreement does not and will not, and the consummation contemplated herein will not, violate (i) any provisions of the Articles of Incorporation or Bylaws of South Branch or Capital Interim Bank, (ii) any laws of the State of West Virginia, or (ii) any material restriction to which any of them is subject.

                  (c)  Financial  Statements.  South  Branch  has  delivered  to
                       ---------------------
Capital State copies of its audited consolidated financial statements for the fiscal year ended December 31, 1996, and its unaudited consolidated financial statements for the period ended March 31, 1997. South Branch represents and warrants that the financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present its financial position of as of the date thereof and the results of its operations and its cash flows for each of the respective periods specified therein in conformity with generally accepted accounting principles applied on a consistent basis.


                  (d) Applications.  South Branch and Capital Interim Bank, with
                      ------------
the cooperation of Capital State, will cause to be filed all necessary regulatory applications with the appropriate bank regulators to accomplish the transactions contemplated herein. South Branch will pay all expenses associated with the filing of such regulatory applications, excluding legal, accounting or other expenses incurred by Capital State in connection therewith.

                  (e) Authority to Exchange  Shares.  The shares of South Branch
                      -----------------------------
to be issued pursuant to this Agreement are or will be duly authorized. When issued upon the terms and conditions specified in this Agreement, the shares will be validly issued, fully paid and non-assessable. There are no preemptive or similar rights with regard to the shares of South Branch to be issued in connection with the transactions contemplated herein. The shares of South Branch stock to be issued pursuant to this Agreement to Capital State shareholders will be, when issued, registered with the SEC pursuant to an effective registration on Form S-4.

                  (f) Registered  Bank Holding  Company.  South Branch is a duly
                      ---------------------------------
registered bank holding company under the Bank Holding Company Act of 1956, as amended.

                  (g) Absence   of  Certain   Changes.   Except  as  may  be
                      -------------------------------
disclosed in Exhibit A hereto and made a part hereof, since March 31, 1997:

                        (i)   There  has  been  no  material   change  in  the
operations, financial condition, or results of operation of South Branch or any subsidiary of South Branch which could have a material adverse effect on the consolidated assets, financial condition, or operations of South Branch nor has any event or condition occurred which is known to its officers which may result in such a change;

                        (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the consolidated assets, financial condition or operations of South Branch;

                        (iii) Neither South Branch nor any subsidiary of South Branch has disposed of or agreed to dispose of any properties or assets material to South Branch, nor has it leased to others, or agreed to so lease, any of such material properties or assets; and

                        (iv) Except for the issuance of shares to certain directors consummated on June 18, 1997, and previously disclosed to Capital State, South Branch has not granted any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever, except as set forth in 2.1(l) hereof.

                        (v) There has not been any other event , condition or development of any kind which materially and adversely affects the assets, financial condition or operations of South Branch, and it has no knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or operations of South Branch.

                  (h)  Litigation.  Except as  disclosed  in Exhibit A,  neither
                       ----------
South Branch nor any subsidiary of South Branch is a party to or, to the knowledge of its executive officers, threatened with any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse effect on South Branch's consolidated assets, financial condition, operations or material contractual rights; and there is no outstanding order, writ, injunction or decree of any court or governmental agency against or materially affecting South Branch or a material portion of any of its consolidated businesses or assets.

                  (i) Absence of Undisclosed or Contingent  Liabilities.  Except
                      -------------------------------------------------
to the extent reflected on the March 31, 1997 consolidated financial statements of South Branch and its subsidiaries delivered to Capital State, there exists no claim, liability, obligation, or any known asserted claim, secured or unsecured (whether accrued, absolute, contingent or otherwise), that would have a material adverse effect on the consolidated operations, financial condition or results of operations of South Branch.

                  (j) No Adverse Event.  Since March 31, 1997, there has been no
                      ----------------
change or changes, which, individually or in the aggregate, has or have materially and adversely affected the business of South Branch.

                  (k) SEC Reports. The Form 10-K Annual Report to the Securities
                      -----------
and Exchange Commission by South Branch for the year ended December 31, 1996, its quarterly filings made during 1997 on Form 10-Q, and its current reports made on Form 8-K made during 1997, if any, do not contain, as of the date hereof or as of their respective dates, any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                  (l) Capitalization.  As of June 30, 1997, the authorized
                      --------------
capital stock of South Branch is 600,000 shares of common stock, par value of $7.50 per share. 412,827 are issued and outstanding as of the date hereof and are fully paid and nonassessable. 4,115 shares are held in treasury by South Branch. South Branch may issue additional shares or options or similar rights pursuant to its Director Deferred Compensation Plan, Employee Stock Ownership Plan, in connection with other acquisitions, in connection with the sale or transfer of authorized but unissued shares at a price equal to or greater than book value, and for other corporate purposes.

                  (m)  Registration.  As  soon as  practicable  after  the  date
                       ------------
hereof, South Branch will cause a Registration Statement (or, in the case of State "blue sky" filings, other appropriate form) to be filed with and declared effective by the Securities and Exchange Commission, appropriate agencies regulating securities, and other governmental agencies having jurisdiction, with respect to the South Branch stock to be issued pursuant to this Agreement. The Registration Statement (and other appropriate forms) will comply as to form with applicable requirements of law and, except as to the information about Capital State furnished by it in writing for use in the Registration Statement (or other appropriate form), or written information about Capital State contained therein and reviewed by it, will contain no untrue statement of any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Registration Statement and "blue sky" filings contemplated by this Agreement will be sufficient to ensure that the South Branch stock held by non-affiliates of Capital State may be freely resold without further registration.

                  (n) Title to  Properties.  South  Branch and its  subsidiaries
                      --------------------
have good and marketable title to all of their property and assets set forth on the consolidated balance sheet of South

Branch as of March 31, 1997 subject to no liens, mortgages, pledges, encumbrances or charges of any kind except liens reflected on said balance sheet, liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes not yet due and payable, and all of their leases are in full force and effect, and neither South Branch nor any of its subsidiaries is aware of any default thereunder.

                  (o) Taxes.  Except as disclosed in Exhibit A hereto, (i) South
                      -----
Branch and its subsidiaries have filed all federal income tax returns and all other federal, state, municipal and other tax returns which they are required to file, have paid all taxes shown to be due on such returns and, in the opinion of their respective chief executive and financial officers, have adequately reserved for all current taxes; (ii) neither the Internal Revenue Service ("IRS") nor any other taxing authority is now asserting against South Branch or its subsidiaries, or, to their knowledge, threatening to assert against them, or any of them, any deficiency or claim for additional taxes, interest or penalties; and (iii) there is no pending or threatened examination of the federal income tax returns of South Branch or its subsidiaries and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three-year period of limitations described in IRC ss. 6501(a), no tax year of South Branch or its subsidiaries remains open to the assessment and collection of additional federal income taxes.

                  (p) Subsidiary of South Branch. The subsidiary of South Branch
                      --------------------------
consists of a national banking association which is duly organized, validly existing and in good standing under applicable laws. Such has the corporate power, and all necessary Federal, state, and local banking and other authorizations, to own its property and conduct its business as currently conducted and as currently contemplated to be conducted. South Branch owns, free and clear of liens and encumbrances of any nature, 100% of the issued and outstanding stock of its subsidiary.

                  (q)  ERISA.  Unless  disclosed  in  Exhibit  A, (i) each  plan
                       -----
subject to Title IV or ERISA and established or maintained for persons, including employees or former employees of South Branch or any of its subsidiaries ("Plan") has been maintained and funded in accordance with its terms and with all provisions of ERISA applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan;

(iii) no liability to the Pension Benefit Guaranty Corporation has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been made to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; (v) no Plan is a multi-employer Plan; and (vi) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan.

                  (r) Absence of Defaults and Violation.  Except as disclosed in
                      ---------------------------------
Exhibit A attached hereto and made a part hereof, neither South Branch nor its subsidiary (i) are in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which they are a party or by which any of them or any of their properties is bound and which is material to the consolidated financial condition, businesses or operations of South Branch, (ii) are subject to any decree, order, writ or injunction of any court or authority which materially restricts their operations or requires any material actions,
(ii) are in violation of any law, rule or regulation known and applicable to them which could materially affect the consolidated financial, assets businesses or operations of South Branch; or (iv) has received notification from any agency or department of federal, state or local government or regulatory authority or the staff thereof asserting that any of them is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect the consolidated financial condition, assets, business, or operations of South Branch or its subsidiary.

                  (s) Other  Transactions.  Nothing herein shall be construed to
                      -------------------
limit at any time the ability of South Branch or any of its subsidiaries from entering into other agreements or transactions pursuant to which it or its subsidiaries may merge, consolidate or affiliate with any other entity, or acquire or establish other branches or subsidiaries.

                  (t)  Environmental  Concerns.  Unless  otherwise  indicated in
                       -----------------------
Exhibit A, to the knowledge of their respective chief executive and chief financial officers, neither South Branch nor its subsidiary bank own any property where:

                        1. Material  amounts of Hazardous  Substances  have been
                  generated,   treated,  stored,  disposed  of,  incinerated  or
                  recycled at or on the property;

                        2. Aboveground or underground  storage tanks are or have
                  been located;

                        3. Spills,  discharges,  releases,  deposits of material
                  amounts of any Hazardous Substances have occurred;

                        4. Hazardous  Substances  have been released on adjacent
                  properties which could migrate onto the property;

                        5. An  investigation or  administrative  proceeding by a
                  governmental agency or a lawsuit by a governmental agency or private third party occurred involving Applicable Environmental Law and where the property contains conditions which would give rise to such an event; or

                        6. Solid  waste as defined  in the West  Virginia  Solid
                  Waste  Management  Act, West Virginia Code ss. 20-5F-1 et seq.
                                                                         ------
                  has been disposed of.

                  To the knowledge of their respective chief executive and chief financial officers, neither South Branch nor its subsidiary bank has a loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a violation of Applicable Environmental Law.

                  For purposes of this Agreement, (i) The term "Applicable Environmental Law" shall include but shall not be limited to the laws and implementing regulations of the United States Government, the State of West Virginia and local governments, whether currently in existence or hereafter enacted, that govern: (a) the existence, cleanup and/or remedy of hazardous substance contamination on property; (b) the protection of the environment from released, spilled, deposited or otherwise emplaced hazardous substance contamination; (c) the control of hazardous substances and hazardous substance waste; and (d ) the reporting, use, generation, transport, treatment and removal of hazardous substances and (ii) The term "Hazardous Substance" shall mean any substance which at any time is toxic, ignitable, reactive or corrosive and that is regulated by any Applicable Environmental Law or which has been or shall be determined at any time by any agency or court to be a toxic, ignitable, reactive or corrosive substance regulated under Applicable Environmental Law or detrimental to the environment or health of living organisms. "Hazardous Substance" includes any and all materials or substances that are defined as "hazardous wastes", "extremely hazardous wastes" or a "hazardous substances" pursuant to any Applicable Environmental Law. "Hazardous Substance" includes, but is not restricted to asbestos, polychlorinated biphenyls ("PCBs"), radon, nuclear materials and petroleum.

            (u)   Matters Relevant to Tax Treatment.
                  ---------------------------------

                  (i) South Branch has no plan or intention to liquidate Capital Interim Bank; to merge Capital Interim Bank with or into another corporation; to sell or otherwise dispose of the stock of Capital Interim Bank; or to cause Capital Interim Bank to sell or otherwise dispose of any of the assets of Capital State acquired in the Merger, including South Branch stock acquired by Capital State pursuant to the Merger, except for dispositions made in the ordinary course of business or transfers described in I.R.C. Section 368(a)(2)(C).

                  (ii) Following the Merger, Capital Interim Bank will continue the historic business of Capital State or use a significant portion of Capital State's business assets in a business.

                  (iii) South Branch has no plan or intention to reacquire any of its stock issued in the Merger.

                  (iv) Neither South Branch nor Capital Interim Bank has any plan or intention to sell or otherwise dispose of any of the assets of Capital State acquired in the Merger, except for dispositions made in the ordinary course of business, dispositions in arm's length transactions made to avoid duplicative facilities or to comply with regulatory requirements, or transfers described in I.R.C. Section 368(a)(2)(C) of the Code.

                  (v) Prior to the Merger, South Branch will be in control of Capital Interim
Bank within the meaning of I.R.C. Section 368(c).

                  (vi) Following the Merger, Capital Interim Bank will not issue additional shares of its stock that would result in South Branch losing control of Capital Interim Bank within the meaning of Section 368(c).

                  (vii) Neither South Branch nor Capital Interim Bank are investment companies, as defined in I.R.C. Section 368(a)(2)(F)(iii) and (iv).

                  (viii)The payment of cash to Capital State shareholders in lieu of fractional shares of South Branch stock is not separately bargained for consideration and is solely for the purpose of saving South Branch the expense and inconvenience of issuing fractional shares. The total cash consideration that will be paid in the Merger to the Capital State shareholders instead of issuing fractional shares of South Branch stock will not exceed 1% of the total consideration to be issued in the transaction to Capital State shareholders in exchange for their shares of Capital State common stock. The fractional share interests of each Capital State shareholder will be aggregated and no Capital State shareholder will receive cash for fractional shares in an amount equal to or greater than the value of one full share of South Branch stock.

                  (ix) None of the compensation received by any shareholder-employees of Capital State will be separate consideration for, or allocable to, any of their shares of Capital State stock; none of the shares of South Branch stock received by any shareholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any shareholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's-length for similar services.

            2.2.   Representation  and  Warranties  of  Capital  State.   Unless
                   ---------------------------------------------------
disclosed in Exhibit C hereto or previously disclosed in writing to South Branch, as of the date of this Agreement and as of the date of the consummation of the transactions contemplated herein, Capital State represents and warrants the following to South Branch and Capital Interim Bank:

                  (a)  Organization.  Capital State is a West  Virginia  banking
                       ------------
institution duly organized, validly existing and in good standing under the laws of the State of West Virginia. It has all of the requisite corporate power and authority to own and lease its properties and to conduct its business as it is now being conducted and as currently contemplated to be conducted.

                  (b)  Authority  of Capital  State.  Subject to all  applicable
                       ----------------------------
state and federal regulatory approval and the requisite shareholder approval, Capital State has the power to enter into this Agreement and to cause the transactions contemplated herein to be carried out. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Board of Directors of Capital State. Except for the ratification, confirmation and approval of this Agreement by Capital State's stockholders, no other acts or proceedings on its part are necessary to authorize the transactions contemplated by this Agreement. Upon its execution and delivery, subject only to shareholder ratification, confirmation and approval, this Agreement constitutes the valid and legally binding obligation of Capital State. Subject to obtaining the permits, approvals, consents and authorizations set forth in
Article IV hereto, the execution and delivery of this Agreement does not, and the consummation of the transaction contemplated herein will not, violate (i) any provision of the Articles of Incorporation, or the Bylaws of Capital State,
(ii) any laws of the State of West Virginia or of the United States of America or (iii) any other material restriction of any kind or character to which Capital State is subject. No acceleration of payment, default, breach or termination will occur in any material respect by virtue of the consummation of the transaction contemplated in this Agreement under any material contract, agreement, deed of trust, note, instrument, order, judgment or decree.

                  (c)  Capital  Stock of Capital  State.  Capital  State has one
                       ---------------------------------
class of capital stock consisting of 1,200,000 shares of authorized common stock having a par value of $1.00 per share, 1,200,000 of which are issued and outstanding. The outstanding shares of Capital State stock have been duly and validly authorized and issued and have not been issued in violation of any preemptive rights of any of its shareholders. Capital State holds no shares of its stock as treasury stock and has not redeemed any shares within the last two
(2) years.

                  (d) Absence of Certain Changes. Since March 31, 1997:
                      --------------------------

                        (i)   There  has  been  no   change  in  the   assets,
consolidated financial condition or results of operations of Capital State, taken as a whole, which has had, or changes which in the aggregate have had a materially adverse effect on Capital State's consolidated assets, financial condition or operations, nor has any event or condition occurred which is known to the officers of Capital State which may result in such a change or changes;

                        (ii) There has not been any damage, destruction, or loss by reason of fire, flood, accident or other casualty (whether insured or not insured) materially and adversely affecting the assets, financial condition or operations of Capital State;

                        (iii) Capital State has not disposed of or agreed to dispose of any of its material properties or assets, nor has either leased to others, or agreed to so lease, any of such material properties or assets;

                        (iv)  There   has  not   been   any   change   in  the
authorized, issued or outstanding capital stock of Capital State or any material change in the outstanding debt of Capital State, other than changes due to payments in accordance with the terms of such debt and other than the acceptance of deposits by Capital State in the ordinary course of business;

                        There  has  not   been,   nor  will   there  be,   any
declaration, setting aside or payment of any dividend or distribution in respect of any shares of the common stock of Capital State. Capital State shall not pay such a dividend for any quarter for which Capital State shareholders will be entitled to receive a dividend as South Branch shareholders;

                        (v) Capital State has not granted at any time any warrant, option or right to acquire, or agreed to repurchase, redeem or otherwise acquire, any shares of its capital stock or any other of its securities whatsoever except as granted or agreed in this Agreement;

                        (vi) Other than the directors fees permitted by Section 3.5(i) herein, no change has occurred in the personnel who are key personnel with respect to the operations of Capital State; nor has there been any increase in the compensation or fees payable by Capital State to its directors, officers, employees or former employees, nor has there been any increase in any loans, bonus, insurance, pension or other employee benefit plan, payment or arrangement for or with any of such directors, officers, employees or former employees;

                        (vii) Capital State has not made any loan or advance, other than in the ordinary course of business;

                        (viii)Capital State has not made any expenditure or commitment for the purchase, acquisition, construction or improvement of any material capital asset or of capital assets which in the aggregate would be material;

                        (ix)  Except   transactions    contemplated    herein,
Capital State has not entered into any other material transaction, contract or lease, or incurred any other material obligation or liability; and

                        (x) There has not been any other event, condition or development of any kind which materially and adversely affects the assets, financial condition or operations of Capital State, and it has no knowledge of any such event, condition or development which may materially and adversely affect the assets, financial condition or operations of Capital State.

                  (e) Taxes. As to taxes:
                      -----

                        (i) Capital State has filed all federal income tax returns and all other federal, state, municipal and other tax returns which it is required to file, has paid all taxes shown to be due on such returns and, in the opinion of its chief executive and financial officers, has adequately reserved or recognized for all current and deferred taxes;

                        (ii) Neither the IRS nor any other taxing authority is now asserting against Capital State, or, to its knowledge, threatening to assert against either of them, any material deficiency or material claim for additional taxes, interest or penalties;

                        (iii) There is no pending or threatened examination of the federal income tax returns of Capital State and, except for tax years still subject to the assessment and collection of additional federal income taxes under the three year period of limitations prescribed in IC ss. 6501(a), no tax year of Capital State remains open to the assessment and collection of additional federal income taxes; and

                        (iv) There is no pending or threatened examination or outstanding liability for any West Virginia state, local or city taxes, except for tax liabilities not yet due and payable.

                  (f)  Litigation,  Etc.  Capital State is not a party to or, to
                       ----------------
the knowledge of its executive officers, threatened with any litigation, action, governmental or other proceeding, investigation, strike or other labor dispute which might affect the validity of this Agreement or which, individually or in the aggregate, might have a materially adverse affect on its assets, financial condition or operations or on any of its material contractual rights; and there is no outstanding material order, writ, injunction or decree of any court or governmental agency against or affecting Capital State or a material portion its business or assets.

                  (g) Absence of Defaults and  Violations.  Capital State is not
                      -----------------------------------
(i) in default under any term or provision of any mortgage, deed of trust, note, bond, indenture, commitment, contract, agreement, franchise, permit, license, lease or instrument to which it is a party or by which it or its properties are bound and which is material to its financial condition, businesses or operations, (ii) subject to any judgment, decree or order of any court or order, agreement, or similar arrangement with a regulatory authority which materially restricts it operations or requires any material action, (iii) in violation of any law, rule or regulation known and applicable to it which violation could materially affect their financial condition, assets, businesses or operations, or (iv) in receipt of notification from any agency or department of federal, state or local government or regulatory authority or the staff thereof asserting that it is not in compliance with any of the statutes, regulations, rules or ordinances which such governmental authority or regulatory authority enforces and which lack of compliance could materially affect the financial condition, assets, business or operations of Capital State, or any threat to revoke any license, franchise, permit or governmental authorization which could materially affect its financial condition, assets, business or operations.

                  (h)  Absence  of   Undisclosed   Assets  and  of   Undisclosed
                       ---------------------------------------------------------
Contingent  Liabilities.  Except to the extent reflected on the latest financial
-----------------------
statements of Capital State delivered
to South Branch, Capital State has no undisclosed assets, or any material claim, liability, obligation, or any known asserted claim, secured or unsecured, any of which is material (whether accrued, absolute, contingent or otherwise), against it or its assets.

                  (i) Financial Statements. Capital State has delivered to South
                      --------------------
Branch copies of the audited financial statements of Capital State for the year ended December 31, 1996, and unaudited statements for the period ended March 31, 1997, consisting of Balance Sheets, Statements of Income, and Statements of Changes in Stockholders' Equity and Statements of Cash Flows and notes thereto. Capital State represents and warrants that its financial statements which have been or will be delivered pursuant to any provision of this Agreement fairly present the financial position of Capital State as of the date thereof and the results of its operations for each period specified therein.

                  (j) Real  Property.  Capital  State  owns or  leases  the real
                      --------------
property as shown on Exhibit C. It is the owner of good and marketable title in fee simple of the real property reflected on its books and records as being owned or leased by it. Capital State is entitled to possession of any leased property and all such leases are valid and in full force and effect. All real property owned by Capital State is free and clear of liens and encumbrances except for liens of record, liens which do not materially affect the current use of the property or liens for ad valorem taxes not yet due and payable.

                  (k) No Adverse Event.  Since March 31, 1997, there has been no
                      ----------------
change, other than changes in the ordinary course of business, which, individually or in the aggregate, has or have materially and adversely affected the financial condition, results of operations or the businesses of Capital State.

                  (l) Material  Contracts.  Capital  State is not a party to, or
                      -------------------
bound or affected by, nor receives benefits under (i) any material agreement, arrangement or commitment not cancelable by it without penalty, other than agreements, arrangements or commitments entered into in the ordinary course of business consistent with its past practice and negotiated on an arm's length basis, or (ii) any material agreement, arrangement or commitment relating to the employment, election or retention in office of any director or officer.

                  (m) ERISA.  As to ERISA,  (i) each plan subject to Title IV of
                      -----
ERISA and established or maintained for persons including employees or former employees of Capital State ("Plan") has been maintained and funded in accordance with its terms and with all provisions of ERISA applicable thereto; (ii) no event reportable under Section 4043 of ERISA has occurred and is continuing with respect to any Plan; (iii) no liability to Pension Benefit Guaranty Corporation has been incurred with respect to any Plan, other than for premiums due and payable; (iv) no Plan has been terminated, no proceedings have been instituted to terminate any Plan, and no decision has been made to terminate or institute proceedings to terminate any Plan; and (v) there has been no cessation of, and no decision has been made to cease, operations at a facility or facilities where such cessation could reasonably be expected to result in a separation from employment of more than 20% of the total number of employees who are participants under any Plan.

                  (n) Regulatory  Reports.  Capital State has filed all material
                      --------------------
reports required to be filed by it with all applicable banking regulators, and with any other regulatory authority to which it must report, and such reports have been completed in accord with applicable regulations and requirements. Any annual or quarterly filings or current reports required to be filed by Capital State with the Federal Deposit Insurance Corporation do not contain, as of the date hereof, or as of their respective dates any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                  (o)  Environmental  Concerns.  To the  knowledge  of its chief
                       -----------------------
executive and chief financial officers, Capital State owns or leases no property where:

                        (i) Material amounts of Hazardous Substances have been generated, treated, stored, disposed of, incinerated or recycled at or on the property;

                        (ii) Aboveground or underground storage tanks are or have been located;

                        (iii) Spills,   discharges,   releases,   deposits  of
material amounts of any Hazardous Substances have occurred;

                        (iv) Hazardous Substances have been released on adjacent properties which could migrate onto the property;

                        (v) An investigation or administrative proceeding by a governmental agency or a lawsuit by a governmental agency or private third party occurred involving Applicable Environmental Law and where the property contains conditions which would give rise to such an event; or

                        (vi) Solid waste as defined in the West Virginia Solid Waste Management Act , West Virginia Code section. 20F-1 et seq.

                  To the knowledge of its chief executive and chief financial officers, Capital State has no loan secured by property which is owned or operated by an entity or person in violation of Applicable Environmental Law or has a condition which could lead to a violation of Applicable Environmental Law.

                                   ARTICLE III
                                   -----------
                              ADDITIONAL AGREEMENTS
                              ---------------------

            3.1  Approval  of Capital  State  Shareholders.  Capital  State will
                 ------------------------------------------
submit to its shareholders, as part of the proxy materials prepared for its shareholders' consideration, this Agreement and the transactions contemplated herein for approval, ratification and confirmation by the holders of at least a majority of the issued and outstanding shares in accordance with law.

            3.2 Approval of South Branch  Shareholders  and Sole  Shareholder of
                ----------------------------------------------------------------
Capital Interim Bank. South Branch will submit to its  shareholders,  as part of
--------------------
the proxy materials prepared for its shareholders consideration, this Agreement and the transaction contemplated herein for approval, ratification and confirmation by the holders of at least a majority of the issued and outstanding shares, in accordance with law. South Branch will vote all its shares in Capital Interim Bank in favor of the Merger of Capital State into Capital Interim Bank.

            3.3 Rights of Dissenting  Stockholders.  Any  shareholder of Capital
                ----------------------------------
State who properly perfects his or her right to dissent under the West Virginia Appraisal Statute, shall be entitled to the fair value of such shares. The appraisal procedures to be followed will be those set forth in the West Virginia Appraisal Statute.

            3.4 Regulatory Approval.  South Branch and Capital Interim Bank with
                -------------------
Capital State, will prepare and file with the Board of Governors of the Federal Reserve System ("FRB"), the West Virginia Board of Banking and Financial Institutions, the Federal Deposit Insurance Corporation, and any other applicable regulator all applications required to seek approval of the Merger. The parties hereto agree, to expeditiously, continuously and aggressively pursue regulatory approval of the transactions contemplated herein. South Branch shall provide Capital State with copies of all correspondence, applications, and other documents submitted in the regulatory approval proceedings.

            3.5  Conduct of Business by Capital  State  Until  Closing.  Capital
                 -----------------------------------------------------
State acknowledges and agrees that the obligations contained in this Section 3.5 are an integral part of the consideration for this Agreement and that South Branch's commitments herein are conditioned upon performance of these operational covenants. Unless the prior written consent of South Branch is obtained, or unless otherwise provided for herein, Capital State, between the date of this Agreement and the Merger Effective Date will:

                  (a) Take no action, and not permit any action to be taken, which will have a material adverse effect upon Capital State, or its properties, financial condition, businesses or operations, including, without limitation, the commencement of any new branch banking operation.

                  (b) Take no action or do anything (i) which will cause Capital State to be, as of the Merger Effective Date, in violation of any of their representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transactions contemplated in this Agreement.

                  (c) Take no action to reclassify or alter Capital State's authorized stock, to issue shares of capital stock, debt instruments, or other securities or to amend the Articles of Incorporation or Bylaw.

                  (d) Not pay or declare any dividend or make any other distribution in respect of Capital State's shares of common stock or acquire for value any of such shares or pay any dividend, except as permitted herein.

                  (e) Take no action, and not permit any action to be taken, to mortgage, pledge or subject to any lien or any other encumbrance on any of Capital State's material assets, to dispose of any material assets, or to incur or cancel any material debt or claim, except in the ordinary course of business as heretofore conducted.

                  (f) Afford to the officers, attorneys, accountants, and other authorized representatives of South Branch full access to the respective properties, books, tax returns and records of Capital State, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of Capital State as South Branch deems necessary or advisable. The parties hereto and their respective affiliates shall use all information that each obtains from the other pursuant to this Agreement solely for the transactions contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to third parties including all copies thereof. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

                        The parties hereto shall mutually agree in advance upon the form and substance of all public disclosures concerning this Agreement and the transactions contemplated hereby.

                  (g) Promptly advise South Branch of any material adverse change in the financial condition, assets, businesses or operations of Capital State and any material breach of any representation, warranty, covenant or agreement made by Capital State in this Agreement.

                  (h) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect Capital State against losses for which insurance protection can be obtained at reasonable cost.

                  (i) Take no action, and take such reasonable steps as are practicable to avoid any action to be taken, to change the senior management of Capital State, to increase any compensation, benefits, or fees payable by Capital State to their respective directors and officers, employees, or former employees, or to increase any loans, insurance, pension or other employee benefit plan, payment or arrangement for such officers, directors, employees, except as provided herein. Notwithstanding the foregoing, upon the prior approval of South Branch, Capital State may pay to its directors reasonable directors fees.

                  (j) Take no action (i) to acquire, or to be acquired by, to merge or merge with any company or business, to sell substantially all of Capital State's assets, or similar transaction other than pursuant to the provisions of this Agreement, or (ii) to acquire any branch, or, except in the ordinary course of business, any material assets of any other company or business.

                  (k) Take no material action, and not permit any material action to be taken, whatsoever with respect to its properties, assets, businesses or operations, other than in the ordinary course of its business.

                  (l) Continue to fund the loan loss reserve consistent with current practice so that as of the Merger Effective Date it is not less than $230,000, less any amounts recovered from previously charged-off loans; and in addition Capital State agrees that it will (i) properly and timely charge-off any loan losses, as required by any applicable regulatory agency and prudent banking practices, and (ii) at the time of any such charge-off, Capital State will make a provision to the loan loss reserve equal to the amount of the loss, less the specific amount allocated in the reserve, if any, relating to the charged-off loan (such specific amounts having been previously identified in writing by loan and amount). The requirements of this subparagraph (l) are qualified in that Capital State is not obligated to take the actions set forth if such action will cause Capital State to report a loss in any quarter; in such case Capital State shall fulfill the foregoing requirements to the extent possible without producing a loss. The requirements of this subparagraph shall not be construed to preclude the payment of bonuses otherwise expressly authorized herein.

                  (m) Make no loans including but not limited to any extension, renewal, modification or refinancing of an existing loan, in excess of $150,000 without South Branch's prior written consent, which will not be unreasonably withheld.

                  (n) Not sell, trade or purchase any securities in its investment portfolio without prior consent of South Branch's Treasurer, which will not be unreasonably withheld.


            3.6 Conduct of Business by South Branch Until Closing. South Branch,
                -------------------------------------------------
as a bank holding company, in the normal conduct of its business, may acquire other banks or bank holding companies or engage in certain nonbanking activities which are closely related to banking, all as permitted under federal and state law. Accordingly, South Branch may continue to seek and consider such opportunities and will not be restrained from doing so by the terms of this Agreement. In the event that South Branch should reach an understanding with another entity regarding a merger, purchase or consolidation, South Branch may proceed with a merger, purchase or consolidation concurrently with the acquisition by merger contemplated by this Agreement.

                  Notwithstanding the prior paragraph of this Section 3.6 to the contrary, unless the prior written consent of Capital State is obtained, South Branch between the date hereof and the Effective Time of the Merger, shall:

                        (a) Take no action, and not permit any action to be taken, by it or its subsidiary, which will have a material adverse effect upon its properties, financial condition, businesses or operations.

                        (b) Take no action or do anything (i) which will cause it to be in violation of its representations, warranties, covenants and agreements contained in this Agreement or (ii) which will materially and adversely affect the consummation of the transaction contemplated in this Agreement.

                        (c) Promptly advise Capital State of any material adverse change in the financial condition, assets, businesses or operations of South Branch and any breach of any representation, warranty, covenant or agreement made by South Branch in this Agreement.

                        (d) Maintain in full force and effect adequate fire, casualty, public liability, employee fidelity and other insurance coverage in accordance with prudent practices to protect fully South Branch and its subsidiaries against losses for which insurance protection can reasonably be obtained.

                        (e) Afford to the officers, attorneys, accountants, and other authorized representatives of Capital State full access to the respective properties, books and records of South Branch, during normal business hours and upon reasonable request, in order that they may make such investigations of the affairs of South Branch as it deems necessary or advisable. The parties hereto and their respective affiliates shall use all information that each obtains from the other pursuant to this Agreement solely for the effectuation of the transactions contemplated by this Agreement or for purposes consistent with the intent of this Agreement, and shall not use any of such information for any other purpose, including, without limitation, the competitive detriment of any party. Each of the parties hereto and their respective affiliates shall maintain as strictly confidential all information it learns from another of the parties hereto pursuant to this Agreement and shall, at any time, upon request, return promptly all documentation provided or made available to third parties. Each of the parties may disclose such information to its respective affiliates, counsel, accountants, tax advisers, and consultants. The confidentiality agreement contained in this section shall remain operative and in full force, and shall survive the termination of this Agreement.

            3.7 Proxy  Statement.  It is understood  that as an integral part of
                -----------------
the transaction contemplated by this Agreement, proxy materials must be prepared and sent to Capital State shareholders presenting certain disclosures about South Branch, Capital State and about the transactions contemplated herein. Capital State agrees to assist in the due diligence related thereto, and to cooperate fully in the preparation of the proxy materials to be sent to the shareholders of

Capital State. The proxy materials sent to shareholders of Capital State shall be subject to prior review and approval of the management of Capital State.

            3.8 Board of Directors and Executive Committee. The Board of Directors of South Branch, as of the Merger Effective Date shall include three
(3) representatives from Capital State, to be selected by Capital State and approved by South Branch. Capital State shall be entitled to one (1) director in each class of directors of South Branch's staggered board. Such directors shall be either (i) placed in nomination for approval by South Branch's shareholders at South Branch's Annual Meeting, provided that at that meeting the shareholders are also considering the proposed transaction or (ii) appointed to fill vacancies created by the Board of Directors of South Branch until their terms expire. Nothing herein shall be construed to impose on South Branch any duty to renominate these individuals beyond the initial terms agreed to herein.

                  In the event South Branch forms an executive committee or other governing body of the Board of Directors of South Branch during the initial terms of the directors appointed or elected as provided in paragraph (i) above, at least one Capital State director shall be selected by South Branch's Chairman of the Board to serve as a member of such executive committee or other governing body. Nothing herein shall be construed to impose on South Branch or the Chairman of its Board of Directors any duty to select a Capital State director so to serve after the initial term of each of the three original Capital State directors on the South Branch Board as provided in paragraph (i) has expired.

            3.9   Employment  Agreement of Capital  State  President.  Capital
                  --------------------------------------------------
Sate is aware that Michael H. Hudnall, President of Capital State, may elect to terminate his employment agreement with Capital State as of the Closing. Capital State agrees to make any payment negotiated by South Branch, Michael H. Hudnall and Capital State in connection with such employment agreement, subject to consummation of the Merger.

                                   ARTICLE IV
                                   ----------
                                   CONDITIONS
                                   ----------

            4.1  Conditions  to  Obligations  of  All  Parties.  Subject  to the
                 ---------------------------------------------
respective right of each party to waive any condition required to be met by the other party hereto by this Section 4.1, the parties are not obligated to consummate, or to cause to be consummated, the transactions contemplated by this Agreement unless:

                  (a) Shareholder Approval of Transaction.  Before the Closings,
                      -----------------------------------
Capital State and South Branch shall each have obtained the approval, ratification and confirmation of this Agreement and the transactions contemplated herein by the requisite vote of its shareholders, as required by law and by any applicable provision of its articles of incorporation and bylaws.

                  (b) Capital  Interim Bank.  South Branch shall have caused the
                      ---------------------
organization and chartering of Capital Interim Bank and Capital Interim Bank shall have executed the Adoption Agreement.

                  (c)  Absence of  Restraint.  No order to  restrain,  enjoin or
                       ---------------------
otherwise prevent the consummation of the transactions contemplated in this Agreement shall have been entered by any court or administrative body which remains in effect on the Merger Effective Date.

                  (d) Governmental Approvals.  There shall have been obtained by
                      ----------------------
the Merger Effective Date any and all permits, approvals and consents of every governmental body or agency which are necessary or appropriate so that consummation of the transactions contemplated in this Agreement shall be in compliance with all applicable laws, including, without limitation, those with respect the FRB, the Board of Banking and Financial Institutions and any other regulator with jurisdiction over the transactions.

                  (e) Compliance with Representations, Warranties and Additional
                      ----------------------------------------------------------
Agreements.  All of the  representations and warranties of the parties contained
----------
in this Agreement shall be true in all material respects at and as of the Merger Effective Date with the same force and effect as if they had been made at and as of such dates (except for changes contemplated and permitted by this Agreement or otherwise consented to in writing by the appropriate party to this Agreement) and each party shall have complied with and performed, in all material respects, all of the agreements contained in this Agreement to be performed by it at or before the Merger Effective Date. At the Closing of each merger transaction, each party shall have received from the other party to this Agreement, a certificate, in affidavit form, dated as of the date of the Closing, signed by such party's chief executive officer and chief financial officer, certifying that the foregoing statements made in this Section 4.1(e) are true and correct to the best of their knowledge and belief.

                  (f) Securities Law Compliance.  The Registration  Statement to
                      -------------------------
be filed by South Branch with the Securities and Exchange Commission pursuant to
Section 2.1(m) hereof, shall be declared effective on or before the date of the Closing. No order suspending the effectivenesds thereof shall have been issued which remains in effect on the date of the Closing, and no proceedings for that purpose shall, before the Closing, have been initiated or, to the best knowledge of South Branch, threatened. All state securities and "blue sky" permits or approvals required to carry out the transactions contemplated in this Agreement shall have been received to permit free trading of the South Branch stock issued to the non-affiliate Capital State shareholders.

                  (g) Confidentiality. South Branch and Capital State shall each
                      ---------------
execute mutually agreed upon confidentiality agreements.

                  (h) All criteria to assure the tax-free exchange of Capital State stock for South Branch stock must be met.

            4.2   Additional Conditions to Obligations of South Branch.
                  -----------------------------------------------------

                  (a)  Counsel's  Opinion.  South Branch shall have  received an
                       -------------------
opinion of counsel for Capital State dated as of the Merger Effective Date, to the effect that:

                        (i) Capital State is a state chartered bank duly organized, validly existing and in good standing under the laws of the State of West Virginia;

                        (ii) The authorized capital stock and the number of shares issued and outstanding of Capital State are as stated in the opinion. The issued and outstanding shares are validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive rights of the shareholders of Capital State. As of such date, to the best of counsel's knowledge, there are no options, warrants, convertible securities or similar items outstanding on behalf of Capital State.

                        (iii) Capital  State  has  the  corporate   power  and
authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly authorized, executed and delivered by Capital State and constitutes the legal, valid and binding obligation of Capital State, enforceable in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors' rights generally.

                        (iv) All necessary corporate proceedings have been duly and validly taken by Capital State, to the extent required by law, its respective articles of incorporation and bylaws, or otherwise, to authorize the execution and delivery of this Agreement by Capital State and the consummation of the transactions contemplated herein.

                        (v)   Counsel  has   reviewed   the  proxy   statement
contemplated hereby and, with respect to all information relating to Capital State contained therein, counsel does not know of any misleading statement of any material fact or failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to financial data, as to which counsel expresses no opinion.

                        (vi)  The    consummation    of    the    transactions
contemplated herein will not violate or result in a breach of, or constitute a default under the articles of incorporation or bylaws of Capital State or constitute a breach or termination of, or default under, any agreement or instrument of which counsel is aware and which would have a material adverse effect on the business of Capital State, and to which either is a party or by which it or any of its property is bound.

                  (b) Affiliates Agreements. South Branch shall have received an
                      ---------------------
agreement, in the form of Exhibit D hereto, executed and delivered by each shareholder of Capital State who, in the reasonable opinion of South Branch, may be deemed an affiliate of Capital State as that term is defined in Rule 145 promulgated by the Securities and Exchange Commission.

                  (c) Due Diligence.  South Branch must have the  opportunity to
                      -------------
conduct a due diligence investigation into various aspects of Capital State's operations. Based on its investigation, which must be concluded by the end of the twentieth (20th) business day following the date of this Agreement, South Branch, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify Capital State of any objections or requirements resulting therefrom. If South Branch elects not to pursue consummation of the proposed transactions and properly notifies Capital State of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If South Branch raises any objections as a result of its due diligence and properly notifies Capital State of the same, Capital State must cure or address the concerns to the satisfaction of South Branch or South Branch is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by South Branch of any item required by or condition of this Agreement.

                  (d)  South  Branch   Satisfaction   with  Loan  Loss  Reserve,
                       ---------------------------------------------------------
Provision of Charge-Offs, Funding of Benefits Other Reserve Accounts, etc. As of
-------------------------------------------------------------------------
the Merger Effective Date, South Branch, in its sole discretion, must be satisfied with the adequacy of the then existing level of Capital State's loan loss reserve and with the sufficiency of the write-downs and charge-offs in the loan portfolio, such level and sufficiency to be consistent with the requirements of any regulators and prudent banking practices. In addition, Capital State must reserve for all contingencies in a manner consistent with the requirements of the regulators and prudent banking practices.

                  (e) Increase in Number of Shares.  The  Shareholders  of South
                      ----------------------------
Branch shall have approved an increase in the authorized but unissued shares of South Branch sufficient to permit South Branch to issue the shares contemplated to be issued herein as
Merger Consideration.

            4.3   Additional Conditions to Obligations of Capital State.
                  ------------------------------------------------------

                  (a) Capital State shall have received the opinion of counsel to South Branch to the effect that:

                        (i) South Branch is a West Virginia corporation, validly existing and in good standing under the laws of West Virginia and is duly authorized to own its properties and to conduct its business as presently conducted. Capital Interim Bank is validly existing and in good standing under the laws of the State of West Virginia is duly authorized to own its properties and to conduct its business as presently conducted.

                        (ii) All necessary corporate proceedings have been
duly taken by South Branch to the extent required by law, their articles of incorporation, articles of association, bylaws or otherwise, to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated herein. This Agreement constitutes the legal, valid and binding obligation of South Branch and Capital Interim Bank (once it executes the Adoption Agreement) and is enforceable against them in accordance with its terms except as enforceability may be limited by general equitable principles, bankruptcy, insolvency, reorganization, moratorium, or other laws affecting creditors rights generally.

                        (iii) To  the  best  of   counsel's   knowledge,   all
regulatory approvals of federal or state banking regulators necessary to consummate the transactions contemplated herein have been obtained.

                        (iv)  Counsel  has   reviewed   the  proxy   statement
described herein and with respect to all information relating to the Merger and to South Branch and Capital Interim Bank contained therein, and knows of no respect in which the proxy statement contained any false or misleading statement of any material fact or of any failure to state a material fact which was necessary to be stated to prevent the statements made from being false or misleading in any material respect, except as to the financial statements and other financial data as to which counsel expresses no opinion.

                  (b) Tax Opinion.On or before the Closing,  Capital State shall
                      -----------
have received an opinion from Bowles Rice McDavid Graff & Love, P.L.L.C., Charleston, West Virginia in a form reasonably satisfactory to Capital State's counsel to the effect that:

                        (i) The statutory merger of Capital State with and into Capital Interim Bank will constitute a tax-free reorganization within the meaning of IC Section 368(a)(i)(A) and IRS Section 368(a)(2)(D);

                        (ii) The gain, if any, realized by a Capital State shareholder upon receipt of cash, for fractional shares will be recognized, but not in any amount in excess of all cash received as part of the merger transaction. The provisions of IC Section 302 will govern whether the character of the gain will be ordinary income or capital gain. Each shareholder should consult his or her own tax advisor with respect to the determination of whether the exchange has the effect of a redemption or the distribution of a dividend;

                        (iii) The holding period of the South Branch stock received by each holder of Capital State's common stock will include the period during which the stock of Capital State surrendered in exchange therefor was held, provided such stock was a capital asset in the hands of the shareholder at the time of the Closing; and

                        (iv) A Capital State shareholder who dissents from the transaction and receives solely cash in exchange for his stock in Capital State will be treated as having received such cash in redemption of his or her Capital State stock subject to the provisions of I.R.C. ss.ss. 302 and 318.

                  (c) Due Diligence.  Capital State must have the opportunity to
                      -------------
conduct a due diligence investigation into various aspects of South Branch's operations. Based on its investigation, which must be concluded by the end of the twentieth (20th) business day following the date of this Agreement, Capital State, in its discretion, may within five (5) calendar days after the close of the above due diligence period (i) elect not to pursue consummation of the proposed transactions or (ii) may notify South Branch of any objections or requirements resulting therefrom. If Capital State elects not to pursue consummation of the proposed transactions and properly notifies South Branch of the same, this Agreement shall expire and parties hereto shall have no further obligations or liabilities hereunder. If Capital State raises any objections as a result of its due diligence and properly notifies South Branch of the same, South Branch must cure or address the concerns to the satisfaction of Capital State or Capital State is not obligated to continue to pursue consummation of the transactions contemplated herein. Failure to provide notice under this paragraph shall not be construed as a waiver by Capital State of any item required by or condition of this Agreement.

                  (d) Fairness  Opinion.  The board and  shareholders of Capital
                      -----------------
State shall have received the opinion of Berwind Financial, Inc. that the transaction is fair, from a financial perspective, to the shareholders of Capital State.

                                    ARTICLE V
                                    ---------
                                     CLOSING
                                     -------

            5.1 Closing.  The closing (the "Closing") of each merger transaction
                -------
shall take place at the principal office of South Branch, or such other place as may be agreeable to the parties hereto, shall consist of the exchange of items required hereby and the filing of the Articles of Merger. The parties will use their best efforts to close on or about December 31, 1997. The payment of the Merger Consideration will commence as soon as possible after the Merger Effective Date.


                                   ARTICLE VI
                                   ----------
                                  MISCELLANEOUS
                                  -------------

            6.1 Termination.  This Agreement may be terminated and canceled, and
                -----------
the transaction contemplated herein may be abandoned, notwithstanding shareholder authorization, at any time before the Merger Effective Date as follows:

                  (a) By mutual consent of the Board of Directors of South Branch and Capital State as evidenced by a majority vote of each of their respective Boards of Directors; or

                  (b) By South Branch if any of the conditions required to be satisfied by Capital State specified in Sections 4.1 and 4.2 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of this transaction; or

                  (c) By Capital State if any of the conditions required to be satisfied by South Branch specified in Section 4.1 and 4.3 hereof shall not have been satisfied within the time contemplated by this Agreement for consummation of the transactions; or

                  (d) By any party if the Merger will violate any nonappealable final order, decree or judgment of any court of governmental body which binds any party.

            In any event, the obligations of the parties under this Agreement shall terminate January 31, 1998, if the Closing have not occurred before that date, unless the parties hereto mutually agree in writing to an extension of the time within which to close.

            In the event of the termination of this Agreement for any reason, each party shall forthwith deliver to the other parties hereto all documents, work papers and other material obtained from it or any of its subsidiaries relating to the transaction contemplated herein, whether obtained before or after the execution hereof, and will continue to treat as confidential all such information in the same manner as it treats similar confidential information of its own and shall cause its and its subsidiaries' employees, agents and representatives, to keep all such information confidential except for such disclosures that are required by law or regulation or by rule, order or decree or any court or government agency.

            6.2 Expenses.  Each of the parties to this Agreement  agrees to pay,
                --------
without a right to reimbursement from the other party hereto and whether or not the transaction contemplated in this Agreement shall be consummated, all of the costs incurred by it incident to the performance of its obligations under this Agreement and to the consummation of the transactions contemplated herein.

            6.3  Survival  of  Provisions.   The  representations,   warranties,
                 ------------------------
obligations  and other  agreements  contained  in all  sections of Article I and
Article II, Sections 3.5(f), 6.1, 6.2 and 6.4 of this Agreement shall survive the consummation of the transactions contemplated herein and shall be and remain strictly enforceable thereafter in accordance with the terms thereof for the period of one (1) year after the date each merger transaction is consummated. Except as aforesaid, and except as may be otherwise explicitly provided in this Agreement, the respective representations, warranties, obligations and other agreements of the parties hereto shall not survive the Closings.

            6.4 Individual  Directors of Capital State. The Directors of Capital
                --------------------------------------
State, excluding Messrs. Maddy, Cookman and Michael (the "Capital State Directors"), have executed this Agreement to evidence their assent hereto and for the express purpose of binding them, to the extent consistent with and not in violation of their fiduciary duty, to the fulfillment of each of the terms and conditions hereof by the respective parties and the diligent, expeditious and good faith pursuit, and timely consummation of the transactions contemplated herein. The Capital State Directors further agree, to cooperate fully with the parties, their employees, representatives and agents in consummating the transactions as proposed and each agrees to vote his or her shares in favor of the Merger. The Capital State Directors agree to take no action inconsistent with this Agreement or the consummation of the merger transactions; provided that each Capital State Director shall act at all times in a manner consistent with his or her fiduciary responsibilities. Any shares acquired by a Capital State Director or any member of the Capital State Directors' families or affiliates will, without further action, be subject to the agreements contained in this paragraph 6.4.

                  Each Capital State Director  further  acknowledges  and agrees
(i) that South Branch has relied on his or her representations and agreements as set forth herein and (ii) that his or her agreement to vote his or her shares in favor of the Merger is necessary to fulfill certain conditions precedent to consummation of the Merger.

            6.5  Amendment.  This  Agreement may be amended by mutual consent of
                 ---------
the Board of Directors of South Branch and Capital State, evidenced by a majority vote of each of their respective Boards of Directors, at any time before or after approval thereof by the shareholders; but, after any such shareholder approval, no amendment shall be made to this Agreement which substantially and adversely changes the terms of the particular agreement without obtaining the further approval of the respective shareholders of that party. This Agreement may not be amended except by an instrument in writing duly executed by the appropriate officers on behalf of each of the parties hereto.

            6.6 Assignability.  This Agreement shall inure to the benefit of and
                -------------
be binding upon the parties hereto and their respective successors and assigns, provided that this Agreement may not be assigned by any party without the prior written consent of the other parties hereto.

            6.7 Notices. Any notice or other communication required or permitted
                -------
under this Agreement shall be made in writing and shall be deemed to have been duly given or received if delivered in person or if sent by certified mail, with postage prepaid, addressed as follows:

TO SOUTH BRANCH:                                TO CAPITAL STATE:

H. Charles Maddy, III                           Michael H. Hudnall
President                                       President
South Branch Valley Bancorp, Inc.               Capital State Bank, Inc.
310 North Main Street                           2402 Mountaineer Boulevard
Moorefield, West Virginia  26836                Charleston, West Virginia 25309


COPY TO:                                        COPY TO:

Sandra M. Murphy, Esq.                          William W. Booker, Esq.
BOWLES RICE MCDAVID GRAFF                       KAY CASTO CHANEY LOVE
     & LOVE, P.L.L.C.                                &  WISE
600 Quarrier Street                             1600 Bank One Plaza
P. O. Box 1386                                  P. O. Box 203
Charleston, WV  25325-1386                      Charleston, West Virginia 25327


            6.8 Entire  Agreement.  This  Agreement,  together with all exhibits
                -----------------
attached hereto, constitutes the entire agreement among the parties and shall supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of the transaction contemplated herein and may not be changed except by amendment pursuant to the provisions of
Section 6.5 of this Agreement.

            6.9  Counterparts.   This  Agreement  may  be  executed  in  several
                 -------------
counterparts, each of which shall be deemed an original; but all of which shall constitute one and the same instrument.

            6.10  Governing  Law.  Subject to the  applicable  law of the United
                  --------------
States of America, this Agreement shall be governed and construed in all respects, including, but not limited to, validity, interpretation and effect, pursuant to the laws of the State of West Virginia.

            6.11 Invalid  Provisions.  The invalidity or unenforceability of any
                 -------------------
particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

            6.12 Headings and Subheadings.  The headings and subheadings used in
                 ------------------------
this Agreement are included for convenience of reference only and shall have no effect on the construction or meaning of this Agreement.

            6.13 Third-Party Beneficiaries. Nothing in this Agreement shall be construed as and this Agreement shall not be deemed to be for the benefit of any third party.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their corporate officers thereunto duly authorized.

Attest:                             SOUTH   BRANCH   VALLEY   BANCORP,    INC.



By  /s/ Scott C. Jennings           By  /s/ C. Maddy
------------------------------      -----------------------------------------

Its    Vice President               Its     President
------------------------------      -----------------------------------------


Attest:                             CAPITAL STATE BANK, INC.


By    /s/ M. H. Hudnall             By  /s/ Charles S. Piccirillo
------------------------------      -----------------------------------------
Its   President                     Its Chairman of the Board
------------------------------      -----------------------------------------

DIRECTORS OF CAPITAL STATE BANK, INC.*


  /s/ Frank A. Baer                  /s/ Brooks F. McCabe
-------------------------------     -----------------------------------------
 Frank A. Baer, III                  Brooks F. McCabe


  /s/ Robert N. Duty                  /s/ Charles S. Piccirillo
-------------------------------      ----------------------------------------
 Robert N. Duty                      Charles S. Piccirillo


  /s/ Georgette George                /s/ Stephen D. Wehrle
-------------------------------      ----------------------------------------
 Georgette George                    Stephen D. Wehrle


  /s/ Larry Haddad                    /s/ Louis Weisberg
-------------------------------      ----------------------------------------
 Larry Haddad                        Louis Weisberg


  /s/ Richard Heffelfinger            /s/  Mary Williams
-------------------------------      ----------------------------------------
 Richard Heffelfinger                Mary Williams


  /s/ Joseph B. Holland, Jr.         /s/   M. H. Hudnall
-------------------------------      ----------------------------------------
 Joseph B. Holland, Jr.              Michael H. Hudnall


  /s/ Richard L. Howard              /s/   Emma L. Byrnside
--------------------------------     ----------------------------------------
 Richard L. Howard                   Emma L. Byrnside


  /s/ Kim Lewis
--------------------------------
 Kim Lewis


CHS108053


*Signing for the sole purpose of agreeing to perform, comply with, and be bound by, the terms of Section 6.4 of the foregoing Agreement and Plan of Merger.

                                  EXHIBIT LIST



                  Exhibit A - South Branch Disclosures

                  Exhibit B - Adoption Agreement

                  Exhibit C - Capital State Disclosures

                  Exhibit D - Form of Affiliates Agreement

                                    EXHIBIT A


            SOUTH BRANCH VALLEY BANCORP, INC. REQUIRED DISCLOSURES

1.    Pursuant to paragraph 2.1(t):
      -----------------------------

            In August, 1995, South Branch acquired a branch located in Petersburg, West Virginia. Seven (7) underground storage tanks existed on the branch premises. The property has been remediated under state supervision. Pursuant to its Assets Purchase Agreement with the Blue Ridge Bank, Blue Ridge Bank has agreed to indemnify and hold South Branch harmless from any and all claims, damages, fines, judgments, penalties, costs, liabilities, or losses (including, without limitation, any and all sums paid for settlement of claims, attorneys' fees, consultant and expert fees) arising from a breach of Blue Ridge's warranties and representations in this Agreement, or from or in connection with the presence of Hazardous Substances (as defined in the Asset Purchase Agreement) in or on the Premises unless the Hazardous Substances (as defined in the Asset Purchase Agreement) are present solely as a result of the negligence, willful misconduct, or other acts of South Branch, South Branch's agents, employees, contractors, or invitees. This indemnification shall specifically include any and all costs due to Hazardous Substances (as defined in the Asset Purchase Agreement) that flow diffuse, migrate, or percolate into, onto, or under the Premises.

            South Branch is also currently the owner of property containing an underground heating oil tank located in Moorefield, West Virginia. South Branch has been advised that this tank is exempt from regulation by the State Division of Environmental Protection under ss. 33 CSR 32-3. South Branch has currently entered into an Agreement to sell the property.

                                    EXHIBIT B


                               ADOPTION AGREEMENT


            This  Adoption   Agreement  is  made  and  entered  into  as  of
                    , 1997,among Capital Interim Bank (the "Interim Bank"), ------------------- Capital State Bank, Inc. ("Capital State") and South Branch Valley Bancorp, Inc. ("South Branch").

            WHEREAS, South Branch and Capital State have entered into that certain Agreement and Plan of Merger dated July ____, 1997 (the "Merger Agreement"). The provisions of which are incorporated herein by reference and made a part of this Adoption Agreement;

            WHEREAS, it is provided in Section 2.1 of the Merger Agreement that as soon as possible after the chartering of the Interim Bank, South Branch shall cause the Interim Bank to execute and enter into this Adoption Agreement to cause the Interim Bank to be bound by the applicable terms and conditions of the Merger Agreement;

            WHEREAS, the charter of the Interim Bank has now been issued;

            NOW THEREFORE, for and in consideration of the premises and mutual agreements of the parties, Interim Bank, Capital State and South Branch do hereby agree as follows:

            1. Interim Bank hereby joins in and agrees to be bound by the terms, representations, warranties, covenants, conditions and other agreements of the Merger Agreement applicable to it, to the same extent an original party thereto.

            2. Interim Bank agrees that it shall use its best efforts and good faith to make or cause to be taken as soon as practicable all actions on its part required to be taken to permit the consummation of the Merger Agreement and the Merger, as defined therein, and it shall cooperate fully with Capital State and South Branch to that end.

            3. Interim Bank also represents and warrants that:

                        (a) Interim Bank is a corporation, duly organized, validly existing and in good standing under the laws of the State of West Virginia.

                        (b) Interim Bank has the corporate power to execute and deliver this Adoption Agreement and has taken all action required by law, its charter, its Bylaws or otherwise, to authorize the execution and delivery of this Adoption Agreement, the consummation of the Merger and all transaction contemplated in the Merger Agreement.

                        (c) The Merger Agreement is the valid and binding obligation of the Interim Bank.

            IN WITNESS WHEREOF, Capital Interim Bank, Capital State Bank, Inc. and South Branch Valley Bancorp, Inc. have caused this Adoption Agreement to be duly executed as of the date first written above.

                                    CAPITAL INTERIM BANK


                                       By:
                                           ------------------------------

                                      Its:
                                           ------------------------------

                                    CAPITAL STATE BANK, INC.


                                       By:
                                           ------------------------------

                                      Its:
                                            -----------------------------



                                    SOUTH BRANCH VALLEY BANCORP, INC.


                                       By:
                                          ------------------------------

                                      Its:
                                          ------------------------------

CHS108053

                                    EXHIBIT C


                 CAPITAL STATE BANK, INC. REQUIRED DISCLOSURES

                                    EXHIBIT C

                            CAPITAL STATE BANK, INC.
                              REQUIRED DISCLOSURES




Pursuant to paragraph 2.2(h):  Certain restrictions exist upon the assignment of
----------------------------
the lease covering the parcel upon which the Bank's office is located. Under certain circumstances, the consent of the owner of the real estate and of the developer may be required as a condition of any assignment. There is a specific provision of the lease which permits an assignment by "a bank, the stock in which is held by twenty or more people." While the Bank is of the opinion that the assignment which will occur incident to the merger is permitted, the Bank would propose that the consent of the landowner and the developer be obtained.



CHS111160

                                    EXHIBIT D


                              AFFILIATE'S AGREEMENT

                            -----------------------
                                      Date



Gentlemen:

            Reference is made to the Agreement and Plan of Merger (the "Plan") dated the ___day of _____ , 1997 between South Branch Valley Bancorp, Inc. ("South Branch") and Capital State Bank, Inc. ("Capital State"), and providing for the merger of Capital State into a wholly-owned subsidiary of South Branch, Capital Interim Bank. As a result of the merger, South Branch will acquire all of the issued and outstanding common stock of Capital State in exchange for shares of the common stock of South Branch. Capital State will merge into Capital Interim Bank, a wholly-owned subsidiary chartered to facilitate the merger. Capital Interim Bank will survive the merger. The undersigned stockholder has been identified as one who may be an "affiliate" of Capital State for the purposes of Rule 145 of the Securities Act of 1933, as amended (the "Act"). As a result of the transactions contemplated by the Plan, the affiliate will receive shares of South Branch stock. In consideration for the receipt of such shares, the affiliate represents, warrants and covenants as follows:

                  (1) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145, the affiliate will not sell, assign or transfer any of the affiliate shares except (a) within the limits and in accordance with the applicable provisions of Rule 145 or (b) upon receipt by South Branch of an opinion of counsel, in form and substance satisfactory to South Branch and its counsel, to the effect that such disposition complies with the Act.

                  (2) Until the expiration of the limitation on the transfer of the affiliate shares as provided in Rule 145(d), each certificate for the affiliate may bear a restrictive legend in substantially the following form:

                  The shares represented by this certificate have been issued to the registered holder as a result of a transaction to which Rule 145 under the Securities Act of 1933, as amended (the "Act") applies. The shares represented by this certificate may not be sold, transferred or assigned, and the issuer shall not be required to give effect to any attempted sale, transfer or assignment, except pursuant to (i) the Registration Statement then in effect under the Act, (ii) a transaction permitted by Rule 145 as to which the issuer has received evidence of compliance with the provisions of Rule 145 reasonably satisfactory to it, or (iii) a transaction which, in the opinion of counsel or as described in a "no action" or interpretive letter from the staff of the Securities and Exchange Commission, in each case satisfactory in form and substance to the issuer, is exempt from the registration requirements of the Act.


                                    Very truly yours,


                                    ----------------------------------



Accepted this ____ day of _______________, 1997, by:



                                    SOUTH BRANCH VALLEY BANCORP, INC.


                                      By:
                                          ------------------------------

                                      Its:
                                           ------------------------------



CHS108053





                                      2